                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
First United Bancorporation

We consent to the use of our report dated January 22, 1997, related to the audit of First United Bancorporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement.

                                                       /s/ KPMG Peat Marwick LLP
                                                       KPMG Peat Marwick LLP

Greenville, South Carolina
January 23, 1998